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                                  EX. 16(23)(a)

                          INDEPENDENT AUDITORS' CONSENT

The Shareholder and Board of Directors of
ING Life Insurance and Annuity Company:


We consent to incorporation by reference in the Registration Statement on Form S-2 of ING Life Insurance and Annuity Company and Subsidiaries, formerly known as Aetna Life Insurance and Annuity Company and Subsidiaries (the "Company") of our reports dated March 27, 2001, relating to the consolidated statements of income, changes in shareholder's equity and cash flows for the period from December 1, 2000 to December 31, 2000 ("Successor Company"), and for the period from January 1, 2000 to November 30, 2000 ("Preacquisition Company"), and all related schedules, which reports appear in the December 31, 2002, annual report on Form 10-K of the Company and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to the acquisition, effective November 30, 2000, by ING America Insurance Holdings Inc. of all of the outstanding stock of Aetna Inc., Aetna Life Insurance and Annuity Company's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                  /s/ KPMG LLP

Hartford, Connecticut
April 11, 2003

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                                Exhibit 16 23(a)

Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 25, 2003, with respect to the consolidated financial statements and financial statement schedules of ING Life Insurance and Annuity Company, included and/or incorporated by reference into this Registration Statement under the Securities Act of 1933 (Form S-2) and the related Prospectus of ING Life Insurance and Annuity Company for the registration of securities related to annuity contracts with a proposed maximum offering price of $100,000,000.

                                                    /s/ Ernst & Young LLP

Atlanta, Georgia
April 10, 2003